UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2026 ( July 16, 2026)

ELUTIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39577	47-4790334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Firstfield Road, Gaithersburg, MD 20878

(Address of principal executive offices) (Zip Code)

(240) 247-1170

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ELUT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement to Sell SimpliDerm Business

On July 16, 2026, Elutia Inc., a Delaware corporation (the “Company” or “Elutia”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Cellution Biologics Inc. , a Delaware corporation (“Cellution Biologics”). Subject to the terms and conditions of the Purchase Agreement, at the closing (the “Closing”) of the transactions contemplated by the Purchase Agreement (collectively, such transactions, the “Asset Purchase”), Cellution Biologics will purchase from the Company substantially all of the assets related to the Company’s business of commercializing, manufacturing, distributing, selling and/or marketing human acellular dermis (hADM) products for use in the field of breast reconstruction under the SimpliDerm® brand (the “SimpliDerm Business”). The assets of the SimpliDerm Business constitute substantially all of the assets currently held in Elutia’s Women’s Health segment. Cellution Biologics is only assuming certain liabilities related to performance of the contracts transferred in the Asset Purchase (such liabilities, the “Assumed Liabilities”).

The Purchase Agreement provides for aggregate consideration payable to the Company of up to $11 million, consisting of: (i) a base purchase price of $8 million in cash, payable at Closing, subject to adjustment for any inventory shortfall; (ii) a contingent payment of up to $2 million, payable upon completion of certain technology transfer and manufacturing transition milestones within an 18-month period following the Closing, subject to reduction for sales shortfalls against monthly SimpliDerm sales targets during such transition period; and (iii) contingent payments of up to $1 million, in the aggregate, in the form of earn-out payments, payable for any four of the first five quarters following the Closing in which SimpliDerm sales exceed a specified quarterly revenue target (collectively, the “Purchase Price”).

In connection with the Purchase Agreement, the Company has agreed, for a five-year period following the Closing, to be subject to certain non-competition restrictions in the business of manufacturing, marketing, distributing or selling human acellular dermis products. The Company has also agreed not to solicit Cellution Biologics’ employees and independent contractors for a period of five years following the Closing.

The Company and Cellution Biologics have also negotiated a transition services agreement, to be entered into at Closing, pursuant to which the Company will agree to perform certain transition services for a period of time following the Closing with respect to Cellution Biologics’ use and operation of the assets purchased in the Asset Purchase.

The Purchase Agreement contains customary representations, warranties and covenants of the parties. The Company and Cellution Biologics have agreed to indemnify each other from and against losses the respective parties may incur arising out of breaches of the other party’s representations, warranties and covenants contained in the Purchase Agreement. In addition, Cellution Biologics has agreed to indemnify the Company for losses relating to the Assumed Liabilities (as defined in the Purchase Agreement), and the Company has agreed to indemnify Cellution Biologics for losses relating to the Excluded Assets and Excluded Liabilities (each as defined in the Purchase Agreement). The Company has also agreed to indemnify Cellution Biologics for losses related to the operation of the SimpliDerm Business prior to Closing, certain transaction expenses, certain successor-liability matters, and certain specified litigation matters. Certain of the indemnification obligations of the parties under the Purchase Agreement are subject to specified survival limitations, including an 18-month general survival period, a three-year survival period for certain special representations, and a six-year or longer survival period for certain fundamental representations. The Company’s liability under the Purchase Agreement is subject to a deductible amount equal to 10% of the Purchase Price, overall cap amounts ranging from 10% to 100% of the Purchase Price depending on the nature of the representations, and other customary exceptions and limitations. The remedies provided under the Purchase Agreement’s indemnification provisions are the parties’ sole and exclusive remedies, subject to customary carve-outs for fraud and specific performance.

The Closing is subject to customary closing conditions, including, among others, (i) the accuracy of representations and warranties set forth in the Purchase Agreement (subject to customary materiality qualifiers), (ii) the absence of any Material Adverse Effect (as defined in the Purchase Agreement) with respect to the SimpliDerm Business, (iii) material compliance with covenants set forth in the Purchase Agreement, (iv) the execution and delivery of certain related ancillary documents, (v) no termination or material impairment of assumed or shared contracts, (vi) resolution of certain supply related matters, and (vii) certain other conditions set forth in the Purchase Agreement. Subject to the satisfaction or waiver of the conditions to Closing, the Company expects the Closing to occur in the second half of 2026.

The Company and Cellution Biologics are each permitted under certain circumstances to terminate the Purchase Agreement, including in the event that (i) the Closing has not occurred by January 16, 2027, (ii) any final and nonappealable order is issued and effective or a law is enacted that prohibits or makes illegal the Asset Purchase, or (iii) if the other party to the Purchase Agreement has breached any representation, warranty, covenant or other agreement such that the closing conditions relating to either the accuracy of representations or the satisfaction of covenants by the other party are not met and cannot be cured as provided in the Purchase Agreement.

The foregoing description of the Purchase Agreement and the Asset Purchase does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference. The Purchase Agreement is not intended to provide any other factual information about the Company, Cellution Biologics, or their respective owners, subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement (i) were made solely for purposes of the Purchase Agreement and as of the date of the Purchase Agreement, (ii) were solely for the benefit of the parties to the Purchase Agreement, (iii) may be subject to qualifications and limitations agreed upon by the parties to the Purchase Agreement, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Purchase Agreement instead of establishing these matters as facts and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders of the Company. Investors and security holders of the Company should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 7.01 Regulation FD Disclosure.

On July 16, 2026, Elutia issued a press release announcing the Purchase Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1) of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. All statements contained in this report that do not relate to matters of historical fact should be considered forward-looking statements, including any statements and information concerning the Company’s plans for the closing of the sale of the SimpliDerm Business, which is subject to customary closing conditions, including if and when the Asset Purchase will be consummated, and any statements regarding the maximum of up to $3 million in contingent technology transfer and commercial milestone and earn-out payments, which if earned, shall form part of the consideration and are conditioned upon satisfaction of certain milestones and metrics.

Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect our business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and other important factors that may cause actual results, performance or achievements to differ materially from those contemplated or implied in this report, including, but not limited to: the occurrence of any event, change or circumstance that could delay the Asset Purchase or give rise to termination of the Purchase Agreement; the risk that the technology transfer and commercial milestone payments are reduced, delayed, or not earned or received; the outcome of any legal proceedings instituted against the Company following announcement of the Asset Purchase; the inability to consummate the Asset Purchase due to failure to satisfy closing conditions; the risk that the Asset Purchase disrupts Elutia’s current plans and operations, including distraction of management and employees; costs related to the Asset Purchase; changes in applicable laws or regulations; and other risks and uncertainties which can be found in the “Risk Factors” section of Elutia’s public filings with the Securities and Exchange Commission (“SEC”), including Elutia’s Annual Report on Form 10-K for the year ended December 31, 2025, as such factors may be updated from time to time in Elutia’s other filings with the SEC, including Elutia’s Quarterly Reports on Form 10-Q, accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Elutia’s website at https://investors.elutia.com.

Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Any forward-looking statement made by Elutia in this report is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, Elutia expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*†	Asset Purchase Agreement, dated July 16, 2026, by and between Cellution Biologics Inc. and Elutia Inc.
99.1	Press release of Elutia Inc., dated July 16, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL document)

*Certain confidential information contained in this Exhibit, marked in brackets, has been omitted, because it is both not material and of the type of information that the registrant treats as private or confidential.

† Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELUTIA INC.
(Registrant)

Date: July 20, 2026	By:	/s/ Matthew Ferguson
Matthew Ferguson
Chief Financial Officer